                                                            FINAL CONFORMED COPY
                                                            --------------------



                        CALIFORNIA ENERGY COMPANY, INC.,

                          CE ACQUISITION COMPANY, INC.

                                      and

                              MAGMA POWER COMPANY

                          AGREEMENT AND PLAN OF MERGER

                          Dated as of December 5, 1994

                               TABLE OF CONTENTS


SECTION                                                                  PAGE
- - -------                                                                  ----

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                                   ARTICLE I
                                THE TENDER OFFER

     SECTION 1.01.  The Offer...........................................    2
     SECTION 1.02.  Company Action......................................    3
     SECTION 1.03.  Directors...........................................    4

                                   ARTICLE II
                                   THE MERGER

     SECTION 2.01.  The Merger..........................................    5
     SECTION 2.02.  Effective Time......................................    5
     SECTION 2.03.  Effect of the Merger................................    6
     SECTION 2.04.  Subsequent Actions..................................    6
     SECTION 2.05.  Certificate of Incorporation; By-Laws; Directors
                    and Officers........................................    6
     SECTION 2.06.  Merger Consideration................................    7
     SECTION 2.07.  Dissenting Company Common Stock.....................    8
     SECTION 2.08.  Surrender of Company Common Stock; Stock
                    Transfer Books......................................    8
     SECTION 2.09.  No Fractional Shares................................   10
     SECTION 2.10.  Stock Options; Deferred Stock.......................   10
     SECTION 2.11.  Dividends; Transfer Taxes...........................   11
     SECTION 2.12.  Stockholders' Meetings..............................   11
     SECTION 2.13.  Board Nominees; Assistance in Consummation of the
                    Merger..............................................   12

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

     SECTION 3.01.  Corporate Organization; Subsidiaries................   12
     SECTION 3.02.  Certificate of Incorporation and By-Laws............   13
     SECTION 3.03.  Capitalization......................................   13
     SECTION 3.04.  Authority Relative to this Agreement................   14
     SECTION 3.05.  No Conflict; Required Filings and Consents..........   14
     SECTION 3.06.  SEC Filings; Financial Statements...................   15
     SECTION 3.08.  Title to Property...................................   17
     SECTION 3.09.  Litigation..........................................   17
     SECTION 3.10.  Financing Arrangements..............................   17

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                                       i
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
     SECTION 3.11.  No Prior Activities..................................  17
     SECTION 3.12.  Brokers..............................................  17
     SECTION 3.13.  Information in Disclosure Documents; Registration
                    Statement; Etc.......................................  17
     SECTION 3.14.  Conduct of Business..................................  18
     SECTION 3.15.  Environment..........................................  18
     SECTION 3.16.  Energy Regulatory Status.............................  19
     SECTION 3.17.  Employee Benefit Plans; Labor Matters................  19
     SECTION 3.18.  Insurance............................................  21
     SECTION 3.19.  Taxes................................................  21
     SECTION 3.20.  Trademarks, Licenses, Patents and Copyrights.........  22
     SECTION 3.21.  Related Party Transactions...........................  22
     SECTION 3.22.  Status of Development and Construction Projects......  23
     SECTION 3.23.  Status of Operating Projects.........................  23

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 4.01.  Corporate Organization; Subsidiaries.................  24
     SECTION 4.02.  Articles of Incorporation and Bylaws.................  25
     SECTION 4.03.  Capitalization.......................................  25
     SECTION 4.04.  Authority Relative to this Agreement.................  26
     SECTION 4.05.  No Conflict; Required Filings and Consents...........  26
     SECTION 4.06.  SEC Filings; Financial Statements....................  27
     SECTION 4.07.  Absence of Certain Changes or Events.................  28
     SECTION 4.08.  Title to Property....................................  29
     SECTION 4.09.  Litigation...........................................  29
     SECTION 4.10.  Information in Disclosure Documents..................  30
     SECTION 4.11.  Fairness Opinion.....................................  30
     SECTION 4.12.  Brokers..............................................  30
     SECTION 4.13.  Takeover Provisions Inapplicable; Rights Agreement
                    Amendment............................................  30
     SECTION 4.14.  Conduct of Business..................................  31
     SECTION 4.15.  Environment..........................................  31
     SECTION 4.16.  Energy Regulatory Status.............................  31
     SECTION 4.17.  Employee Benefit Plans; Labor Matters................  32
     SECTION 4.18.  Insurance............................................  34
     SECTION 4.19.  Taxes................................................  34
     SECTION 4.20.  Trademarks, Licenses, Patents and Copyrights.........  35
     SECTION 4.21.  Related Party Transactions...........................  35


SECTION 4.22.  Status of Development and Construction Projects..........   35
SECTION 4.23.  Status of Operating Projects.............................   36

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01.  Acquisition Proposals....................................   36
SECTION 5.02.  Conduct of Business by the Parties Pending the Merger....   37
SECTION 5.03.  No Shopping..............................................   40

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

SECTION 6.01.  Registration Statement/Proxy Statement...................   41
SECTION 6.02.  Stock Exchange Listing...................................   42
SECTION 6.03.  Additional Agreements....................................   42
SECTION 6.04.  Notification of Certain Matters..........................   42
SECTION 6.05.  Access to Information....................................   42
SECTION 6.06.  Public Announcements.....................................   43
SECTION 6.07.  Best Efforts; Cooperation................................   43
SECTION 6.08.  Agreement to Defend and Indemnify........................   43
SECTION 6.09.  Disposition of Litigation................................   44
SECTION 6.10.  Employee Benefits........................................   45
SECTION 6.11.  Certain Action of Parent and Merger Sub..................   46

                                  ARTICLE VII
                              CONDITIONS OF MERGER

SECTION 7.01.  Conditions to Obligation of Each Party to
               Effect the Merger........................................   46
SECTION 7.02.  Additional Conditions to Obligations of
               the Company..............................................   47
SECTION 7.03.  Additional Conditions to Obligations of
               Parent and Merger Sub....................................   47

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination..............................................   48
SECTION 8.02.  Effect of Termination....................................   49
SECTION 8.03.  Agreement Termination Fee................................   49

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                                      iii
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
     SECTION 8.04.  Offer Fee...........................................   50

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01.  Non-Survival of Representations, Warranties
                    and Agreements......................................   51
     SECTION 9.02.  Notices......     ..................................   51
     SECTION 9.03.  Expenses............................................   52
     SECTION 9.04.  Certain Definitions.................................   52
     SECTION 9.05.  Headings............................................   52
     SECTION 9.06.  Severability........................................   52
     SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries......   52
     SECTION 9.08.  Waiver..............................................   53
     SECTION 9.09.  Amendment...........................................   53
     SECTION 9.10.  Assignment..........................................   53
     SECTION 9.12.  Counterparts........................................   53

Annex I

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of December 5, 1994 (this

"Agreement"), among CALIFORNIA ENERGY COMPANY, INC., a Delaware corporation
- - ----------
("Parent"), CE ACQUISITION COMPANY, INC., a Delaware corporation and a wholly
- - --------
owned subsidiary of Parent ("Merger Sub"), and MAGMA POWER COMPANY, a Nevada
                             ----------
corporation (the "Company").
                  -------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, in furtherance thereof, it is proposed that Merger Sub will make a cash tender offer (the "Offer") to acquire 12,400,000 shares of the
                               -----
issued and outstanding common stock, $0.10 par value, of the Company, including the associated Preferred Stock purchase rights (the "Rights") issued pursuant to
                                                     ------
the Rights Agreement dated October 6, 1994 between the Company and Chemical Trust Company of California, as Rights Agent (the "Rights Agreement") (the
                                                   ----------------
"Company Common Stock"; all issued and outstanding shares of Company Common
- - ---------------------
Stock and the associated Rights being hereinafter collectively referred to as the "Shares") for $39.00 per Share, or such higher price as may be paid in the
     ------
Offer (the "Per Share Cash Amount"), net to the seller in cash, subject to (i)
            ---------------------
there being validly tendered and not withdrawn before the expiration of the Offer that number of Shares which, together with Shares beneficially owned by Merger Sub, represents at least a majority of the Shares outstanding on a fully diluted basis (the "Minimum Tender Condition") and (ii) Merger Sub having
                    ------------------------
obtained sufficient financing to enable it to consummate the Offer (the

"Financing Condition");
- - --------------------

          WHEREAS, also in furtherance of such acquisition, the Boards of Directors of the Company and Merger Sub have each approved the merger (the

"Merger") of Merger Sub with and into the Company following completion of the
- - -------
Offer in accordance with the General Corporation Law of the State of Delaware

("Delaware Law") and the General Corporation Law of the State of Nevada ("Nevada
- - --------------                                                            ------
Law") and upon the terms and subject to the conditions set forth in this
- - ---
Agreement; and

          WHEREAS, the Board of Directors of the Company has resolved to recommend acceptance of the Offer and the Merger to the holders of Shares and has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                THE TENDER OFFER

          SECTION 1.01.  The Offer.  (a)  Provided that this Agreement shall not
                         ---------
have been terminated in accordance with Section 8.01 hereof and none of the events set forth in Annex I hereto shall have occurred or be existing, Parent shall cause Merger Sub to, and Merger Sub shall, commence the Offer as promptly as practicable, but in no event later than five business days after the date hereof. The obligation of Parent to accept for payment any Shares tendered shall be subject to the satisfaction of the conditions set forth in Annex I, including the Minimum Tender Condition. Parent expressly reserves the right to waive any such condition, to increase the price per Share payable in the Offer, or to make any other changes in the terms and conditions of the Offer (provided that no change may be made that decreases the price per Share payable in the Offer or that imposes additional conditions to the Offer from those set forth in Annex I hereto). Merger Sub covenants and agrees that, subject to the terms and conditions of this Agreement, unless the Company otherwise consents in writing, Merger Sub will accept for payment and pay for Shares as soon as it is permitted to do so under applicable law. The Per Share Cash Amount shall be net to the seller in cash, subject to reduction only for any applicable Federal back-up withholding or stock transfer taxes payable by the seller. The Company agrees that no Shares held by the Company or any of its subsidiaries (as hereinafter defined) will be tendered pursuant to the Offer.

          (b) The Offer shall be made by means of an offer to purchase (the

"Offer to Purchase") having the conditions and provisions set forth in Annex I
- - ------------------
hereto. As soon as practicable on the date the Offer is commenced, Parent and Merger Sub shall file with the Securities and Exchange Commission (the "SEC") a
                                                                        ---
Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The
                          --------------
Schedule 14D-1 will comply in all material respects with the provisions of, and satisfy in all material respects the requirements of, such Schedule 14D-1 and all applicable Federal securities laws and will contain (including as an exhibit) or incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal (which documents, together with any supplements or amendments thereto, and any other SEC schedule or form that is filed in connection with the Offer and related transactions, are referred to collectively herein as the "Offer Documents"). Each of Parent, Merger Sub and
                            ---------------
the Company represents and warrants that the information provided and to be provided by it and/or by its auditors, attorneys, financial advisors or other consultants or advisors specifically for use in the Schedule 14D-1 and the Offer Documents on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and to supplement the information provided by it specifically for use in the Schedule 14D-1 or the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule 14D-1, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given the right to review and comment on the Schedule 14D-1 before filing with the SEC.

          SECTION 1.02.  Company Action.  (a)  The Company hereby approves of
                         --------------
and consents to the Offer and represents and warrants that the Board of Directors of the Company, at a meeting duly called and held on December 5, 1994, at which a majority of the Directors were present, duly approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger, recommended that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer, and determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the stockholders of the Company. The Company further represents that Goldman, Sachs & Co. ("Goldman
                                                                     -------
Sachs") has rendered to the Board of Directors of the Company its opinion as of
- - -----
December 5, 1994, to the effect that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders (other than Parent and its affiliates).

          (b) The Company hereby agrees to file with the SEC, as promptly as practicable after the filing by Parent and Merger Sub of the Schedule 14D-1 with respect to the Offer, a Tender Offer Solicitation/Recommendation Statement on
Schedule 14D-9 (together with any amendments or supplements thereto, the

"Schedule 14D-9") that will comply in all material respects with the provisions
- - ---------------
of all applicable Federal securities laws.  The Company agrees to mail such
Schedule 14D-9 to the stockholders of the Company promptly after the commencement of the Offer. The Schedule 14D-9 and the Offer Documents shall contain the recommendations of the Board of Directors of the Company described in Section 1.02(a) hereof. The Schedule 14D-9, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to written information supplied by Parent or Merger Sub specifically for inclusion in the Schedule 14D-
9. The Company agrees promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect, and each of Parent and Merger Sub, with respect to written information supplied by it specifically for use in the

Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's stockholders to the extent required by applicable Federal securities laws. Parent and Merger Sub, and their counsel, shall be given an opportunity to review and comment on the Schedule 14D-9 before filing with the SEC.

          (c) In connection with the Offer, the Company shall promptly upon execution of this Agreement furnish Parent and Merger Sub with mailing labels containing the names and addresses of all record holders of Shares and security position listings of Shares held in stock depositories, each as of a recent date, and shall promptly furnish Parent and Merger Sub with such additional information, including updated lists of stockholders, mailing labels and security position listings, and such other information and assistance as Parent and Merger Sub or their agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares.

          SECTION 1.03.  Directors.  (a)  Promptly upon the purchase by Merger
                         ---------
Sub of a majority of the outstanding Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by Merger Sub, Merger Sub shall be entitled, subject to compliance with Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act"), to designate such number of directors, rounded
                  ------------
to the nearest whole number (any number ending with .5 being rounded to the next highest whole number), on the Board of Directors of the Company as will give Merger Sub representation on the Board of Directors equal to that number of directors which equals the product of the total number of directors on the Board of Directors (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Merger Sub or any affiliate of Merger Sub (including for purposes of this Section 1.03 such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its affiliates) bears to the number of Shares outstanding, but in no event less than a majority of the entire Board of Directors of the Company (regardless of vacancies). At such times, the Company will also cause (i) each committee of the Board of Directors, (ii) if requested by Merger Sub, the board of directors of each of the Company's Subsidiaries (as defined below) and (iii) if requested by Merger Sub, each committee of such board to include persons designated by Merger Sub constituting the same percentage of each such committee or board as Merger Sub's designees are of the Board of Directors. The Company shall, upon request by Merger Sub, promptly increase the size of the Board of Directors or exercise its best efforts to secure the resignations of such number of directors as is necessary to enable Merger Sub designees to be elected to the Board of Directors and shall cause

Merger Sub's designees to be so elected; provided, however, that such
                                         --------  -------
resignations shall not cause the number of Disinterested Directors (as defined below) to be less than two. Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.03 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Merger Sub has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.03. Parent and Merger Sub will supply the Company and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (b) Following the election or appointment of Parent's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment of this Agreement or the Restated Articles of Incorporation or Restated Bylaws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Sub or waiver of any of the Company's rights hereunder, and any other consent or action by the Board of Directors hereunder, will require the concurrence of a majority (which shall be at least two) of the directors of the Company then in office who are not designees of Parent or Merger Sub (the "Disinterested Directors").
                 -----------------------


                                   ARTICLE II
                                   THE MERGER

          SECTION 2.01.  The Merger.  At the Effective Time and subject to and
                         ----------
upon the terms and conditions of this Agreement, Delaware Law and Nevada Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation".
                                                    ---------------------

          SECTION 2.02.  Effective Time.  As promptly as practicable after the
                         --------------
satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and Nevada Law, respectively (the time of such later filing being the "Effective Time").
                                                            --------------
Prior to such filings, a closing shall be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Article VII.

          SECTION 2.03.  Effect of the Merger.  At the Effective Time, the
                         --------------------
effect of the Merger shall be as provided in the applicable provisions of Delaware Law and Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 2.04.  Subsequent Actions.  If, at any time after the
                         ------------------
Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

          SECTION 2.05.  Certificate of Incorporation; By-Laws; Directors and
                         ----------------------------------------------------
Officers.  (a)  Unless otherwise determined by Parent before the Effective Time,
- - --------
at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as permitted by law and such Articles of Incorporation; provided, however, that Article One
                                           --------  -------
of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is Magma Power Company".

          (b) The By-Laws of Merger Sub, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as permitted by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

          (c) The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving

Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law or the By-laws of Merger Sub.

          SECTION 2.06.  Merger Consideration.  At the Effective Time, by virtue
                         --------------------
of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the following securities:

          (a) All Shares which are held by the Company or any subsidiary of the Company, and any Shares owned by Parent, Merger Sub or any other subsidiary of Parent, shall cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (b) Subject to Section 2.09, each remaining outstanding Share shall be converted in the Merger into the right to receive that amount of cash and that number of shares of common stock, par value $0.0675 per share, of Parent (the

"Parent Common Stock") equal to, at the option of Parent, (i) the All Cash
- - --------------------
Component Amount (as defined below), net in cash, without interest thereon, or
(ii) both (A) the Mixed Cash Component Amount (as defined below), net in cash, without interest thereon, and (B) the number of fully paid and nonassessable shares of Parent Common Stock equal to the quotient of (I) $39.00 less (II) the Mixed Cash Component Amount divided by the Average Closing Price (as defined below) (the All Cash Component Amount or (ii)(A) and (ii)(B), collectively, as applicable, being the "Merger Consideration"). The "Mixed Cash Component
                       --------------------          --------------------
Amount" shall mean an amount equal to the quotient of (A) (x) $28.50 multiplied
- - ------
by the number of Shares outstanding at the Effective Time less (y) $39.00 multiplied by the number of Shares owned by Parent and any of its affiliates immediately prior to the Effective Time, divided by (B) the number of Shares outstanding at the Effective Time (other than Shares owned by Parent and any of its affiliates). The "All Cash Component Amount" shall mean an amount equal to
                       -------------------------
the quotient of (A) (x) $38.75 multiplied by the number of Shares outstanding at the Effective Time less (y) $39.00 multiplied by the number of Shares owned by Parent and any of its affiliates immediately prior to the Effective Time, divided by (B) the number of Shares outstanding at the Effective Time (other than Shares owned by Parent and any of its affiliates). The "Average Closing
                                                              ---------------
Price" shall mean the average closing price of Parent Common Stock on the New
- - -----
York Stock Exchange (the "NYSE") during the 15 consecutive trading days ending
                          ----
on the fifth business day prior to the Effective Time; provided, however, that
                                                       --------  -------
if such average closing price exceeds $18.73, the Average Closing Price shall be $18.73, and if such average closing price is less than $14.27, the Average Closing Price shall be $14.27.

          (c) All Shares to be converted into the right to receive the Merger Consideration pursuant to this Section 2.06 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such shares, except the right to receive for each of the Shares, upon the surrender of such certificate in accordance with Section 2.08, the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.09.

          (d) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation.

          SECTION 2.07.  Dissenting Company Common Stock.  (a)  Notwithstanding
                         -------------------------------
any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his shares of Company Common Stock in accordance with Nevada Law and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting
                                                                     ----------
Shares") shall not be converted into or represent a right to receive the Merger
- - ------
Consideration pursuant to Section 2.06(b), but the holder thereof shall be entitled to only such rights as are granted by Nevada Law.

          (b) Notwithstanding the provisions of subsection (a) of this Section 2.07, if any holder of shares of Company Common Stock who demands appraisal of his shares under Nevada Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of Company Common Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.06(b), without interest thereon, upon surrender of the certificate or certificates representing such shares of Company Common Stock.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Nevada Law received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Nevada Law. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

          SECTION 2.08.  Surrender of Company Common Stock; Stock Transfer
                         -------------------------------------------------
Books.  (a)  Before the Effective Time, the Company and Parent shall designate a
- - -----
bank or trust company to act as agent for the holders of Company Common Stock (the "Exchange Agent") to receive the funds and securities necessary to make the
      --------------
payments contemplated by Section 2.06. Such funds shall be invested by the Exchange Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $200 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise).

          (b) Each holder of a certificate or certificates representing any outstanding shares of Company Common Stock ("Certificates") canceled upon the
                                             ------------
Merger pursuant to Section 2.06(b) may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending one year after the Effective Time.

          Any portion of the Merger Consideration which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent. Parent agrees that promptly after the Effective Time it shall cause the distribution to holders of record of Company Common Stock as of the Effective Time appropriate materials to facilitate such surrender, including (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the shares of Company Common Stock represented by such Certificates the Merger Consideration and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, Certificates shall represent solely the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock as contemplated by
Section 2.09 with respect to each of the shares contemplated thereby.

          (c) If payment of the Merger Consideration in respect of canceled Shares is to be made to a person other than the person in whose name a surrendered Certificate or instrument is registered, it shall be a condition to such payment that the Certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not payable.

          (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of Shares thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in
Section 2.06(b). No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding shares of Company Common Stock.

          SECTION 2.09.  No Fractional Shares.  No Certificates or scrip
                         --------------------
representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing shares of Company Common Stock pursuant to Section 2.06(b). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to
Section 2.06(b) shall be paid upon such surrender cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional Parent Common Stock issued pursuant to this Section 2.09. As soon as practicable following the Effective Time the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "Excess
                                                                      ------
Shares"), and the Exchange Agent, as agent for the former holders of Company
- - ------
Common Stock, shall sell the Excess Shares at the prevailing prices on the NYSE. The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall deduct from the proceeds of the sale of the Excess Shares all commissions, transfer taxes and other reasonable out-of-pocket transaction costs, including any expenses of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

          SECTION 2.10.  Stock Options; Deferred Stock.  Immediately prior to
                         -----------------------------
the Effective Time, (a) each unexpired and unexercised option to purchase Shares (each, a "Company Option"), under the Company's 1987 Stock Option Plan and 1994
          --------------
Equity Participation Plan (collectively, the "Company Stock Option Plans"),
                                              --------------------------
whether or not then exercisable, shall be cancelled by the Company, and each holder of a cancelled Company Option shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for the cancellation of such Company Option an amount in cash equal to the product of (i) the number of Shares previously subject to such Company Option and (ii) the excess, if any, of the Per Share Cash Amount or, if the election contemplated by Section 2.06(b)(i) has been made by Parent, $38.75, over the exercise price per Share previously subject to such Company Option, and (b) each outstanding unvested share of deferred stock under the Company's 1994 Equity Participation Plan or otherwise identified on Schedule 4.03 (each, a "Deferred
                                              -------------           --------
Share") shall be cancelled by the Company, and each holder of a cancelled
- - -----
Deferred Share shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for the cancellation of such Deferred Share an amount in cash equal to the Per Share Cash Amount or, if the election contemplated by Section 2.06(b)(i) has been made by Parent, $38.75.

          SECTION 2.11.  Dividends; Transfer Taxes.  No dividends or other
                         -------------------------
distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Agreement until such persons surrender their Certificates representing Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions that shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Time. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. Neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

          SECTION 2.12.  Stockholders' Meetings.  (a)  The Company shall take
                         ----------------------
all action necessary, in accordance with applicable law and its Articles of Incorporation and Bylaws, to convene a special meeting of the holders of Shares (the "Company Meeting") as promptly as practicable after consummation of the
      ---------------
Offer for the purpose of considering and taking action upon this Agreement and the Merger. The stockholder vote required for approval of the Merger will be no greater than that set forth in Nevada Law. The Board of Directors of the Company will recommend that holders of Shares vote in favor of and approve the Merger. The Company will use its best efforts to solicit from stockholders of the Company proxies in favor of the Merger and will take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote of stockholders required by Nevada Law to effect the Merger. At the Company Meeting, all of the Shares then owned by Parent, Merger Sub, or any other subsidiary of Parent, or with respect to which Parent, Merger Sub, or any other subsidiary of Parent holds the power to direct the voting, will be voted in favor of approval of the Merger and adoption of this Agreement.

          (b) Parent shall take all action necessary, unless Parent has elected the All Cash Component under Section 2.06(b)(i), in accordance with applicable law and its Certificate of Incorporation and Bylaws, to convene a special meeting of the holders of Parent Common Stock (the "Parent Meeting") as promptly
                                                    --------------
as practicable after consummation of the Offer for the purpose of considering and taking action to (i) authorize the issuance of Parent Common Stock pursuant to the Merger under the applicable guidelines of the NYSE

(the "Parent Share Proposal") and (ii) authorize the increase of the authorized
      ---------------------
Parent Common Stock from 60,000,000 shares to no more than 80,000,000 shares or such greater number of shares as shall be required to issue the Parent Common Stock in the Merger. The Board of Directors of Parent will (i) recommend that holders of Parent Common Stock vote in favor of and approve the Parent Share Proposal at the Parent Meeting and (ii) recommend that holders of Parent Common Stock vote in favor of and approve an amendment to its Certificate of Incorporation increasing the authorized Parent Common Stock from 60,000,000 shares to no more than 80,000,000 shares or such greater number of shares as shall be required to issue the Parent Common Stock in the Merger (the "Charter
                                                                       -------
Amendment").  Parent will use its reasonable best efforts to solicit from
- - ---------
stockholders of Parent proxies in favor of the Parent Share Proposal and the Charter Amendment and will take all other action necessary or, in the reasonable opinion of the Company, advisable to secure any vote of stockholders required by Delaware Law to effect the Merger.

          SECTION 2.13.  Board Nominees; Assistance in Consummation of the
                         -------------------------------------------------
Merger.  (a)  Parent will nominate and use its best efforts to cause up to two
- - ------
nominees of the Company designated in writing to Parent prior to the closing of the Merger to be elected or appointed as members of the Board of Directors of Parent.

          (b) Each of Parent, Merger Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Offer and the Merger as soon as possible in accordance with the terms and conditions of this Agreement. Parent shall cause Merger Sub to perform all of its obligations in connection with this Agreement.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

          Except as set forth on the Parent Disclosure Schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), Parent
                                         --------------------------
and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

          SECTION 3.01.  Corporate Organization; Subsidiaries.  Each of Parent
                         ------------------------------------
and the Parent Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Material Adverse Effect (as defined below) on Parent and Merger Sub. The term "Parent Subsidiary" means any corporation, partnership, joint
                -----------------
venture or other legal entity of which Parent (either alone or through or together with any other Parent Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, or owns, directly or indirectly, interests such that the holders are generally entitled to vote for the election of 50% of the board of directors or other governing body, of such corporation, partnership, joint venture or other legal entity. When used in connection with Parent and Merger Sub, the term "Material Adverse Effect" means any change or
                                 -----------------------
effect, when taken together with all other adverse changes and effects relating to Parent or Merger Sub, which are not individually or in the aggregate deemed to have a Material Adverse Effect, that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of Parent and the Parent Subsidiaries taken as a whole; provided,
                                                                     --------
however, that the occurrence of any or all of the following shall not constitute
- - -------
a Material Adverse Effect: (i) any change in any law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound, (ii) a failure to receive any contract for which Parent or any Parent Subsidiary has submitted or will submit a competitive bid, (iii) the loss of any contract or arrangement (whether by revocation, lapse or invalidity) with respect to a project that Parent or a Parent Subsidiary has under development other than any such loss resulting from a breach by Parent of the representations and warranties set forth in Section 3.22 or 3.23 hereof, (iv) a failure to close any public or private financing of any project in which Parent or any Parent Subsidiary owns a direct or indirect interest or (v) the termination of the employment of any employee, officer, director or consultant of Parent or any Parent Subsidiary.

          SECTION 3.02.  Certificate of Incorporation and By-Laws.  Parent has
                         ----------------------------------------
heretofore furnished to the Company a complete and correct copy of Parent's and Merger Sub's Certificates of Incorporation and By-Laws, each as amended to the date hereof. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents.

          SECTION 3.03.  Capitalization.  As of the date hereof, the authorized
                         --------------
capital stock of Parent consists of 60,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock ("Parent Preferred Stock"). As of September
                                      ----------------------
30, 1994, (i) 35,649,278 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and 3,816,686 shares of Parent Common Stock held in treasury, (ii) 1,247 shares of Series C Redeemable Preferred Stock of Parent were outstanding and 3,529,252 shares of Parent Common Stock reserved for issuance upon conversion of such shares of Series C Redeemable Preferred Stock, (iii) there were 3,541,166 shares of Parent Common Stock reserved for issuance pursuant to options granted under Parent's 1986 Stock Option Plan (the "Parent Stock Option Plan"), (iv)
                                            ------------------------
there were 6,064,154 shares of Parent Common Stock reserved for issuance under options other than those granted under the Parent Stock Option Plan, and (v) 4,444,444 shares of Parent Common Stock reserved for issuance pursuant to the 5% Convertible Subordinated Debentures due July 31, 2000 of Parent . There has been no material change in the capitalization of Parent since September 30, 1994. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights or other similar obligations. Except as set forth in this
Section 3.03 or on Schedule 3.03, there are not, as of the date hereof, any
                   -------------
outstanding or authorized subscriptions, options, warrants, convertible securities, calls, rights, commitments to issue or any other agreements of any character relating to the issued or unissued capital stock or other securities of Parent to which Parent is party or by which Parent is bound obligating Parent to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or obligating Parent to grant, extend or enter into any subscription, option, warrant, call, right, commitment or other such agreement. All the outstanding capital stock or partnership or other equity interest of each of the Parent Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed on Schedule 3.01, is owned
                                                         -------------
by Parent or a Parent Subsidiary free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances of any nature whatsoever. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any Parent Subsidiary. Except for the Parent Subsidiaries and except as previously disclosed in the Parent SEC Reports (as defined below), Parent does not directly or indirectly own a 50% or greater equity interest in any other corporation, partnership, joint venture or other business association or entity.

          SECTION 3.04.  Authority Relative to this Agreement.  The execution
                         ------------------------------------
and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby (the

"Transactions") have been duly authorized by all necessary corporate action on
 ------------
the part of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub, and no other corporate proceeding is necessary for the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent or Merger Sub of their obligations hereunder and the consummation by Parent or Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of each, enforceable against each of them in accordance with its terms.

          SECTION 3.05.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Parent or any Parent Subsidiary or by which any of their property is bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of either Parent or any Parent

Subsidiary, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or any Parent Subsidiary pursuant to, any contract, instrument, permit, license or franchise to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary or any of their property is bound or affected, except in the case of (i) or (iii) for conflicts, violations, breaches or defaults that, in the aggregate, would not have a Material Adverse Effect.

          (b) Except for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, "blue sky" laws of
                          --------------
various states, the New York Stock Exchange, Inc. and filing and recordation of appropriate merger documents as required by Delaware Law and Nevada Law, neither Parent nor Merger Sub is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except as aforesaid, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by either Parent or Merger Sub in connection with its execution, delivery or performance of this Agreement.

          SECTION 3.06.  SEC Filings; Financial Statements.  (a)  Parent has
                         ---------------------------------
filed all forms, reports and documents required to be filed with the SEC since January 1, 1992, and has heretofore delivered (or made available) to the Company, in the form filed with the SEC, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and December 31, 1992, respectively,
(ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1992, and (iii) all other reports or registration statements (including Quarterly Reports on Form 10-Q) filed by Parent with the SEC since January 1, 1992 (collectively, the "Parent
                                                                       ------
SEC Reports").  The Parent SEC Reports (i) were prepared in all material
- - -----------
respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under that they were made, not misleading. No Parent Subsidiary is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

          (b) The consolidated financial statements contained in the Parent SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of Parent and the Parent Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) Except as reflected or reserved against in the consolidated financial statements contained in the Parent SEC Reports, and except as set forth on Schedule 3.06, Parent and the Parent Subsidiaries have no liabilities
         -------------
of any nature (whether accrued, absolute, contingent or otherwise) that in the aggregate could have a Material Adverse Effect or any bonds, debentures, notes, letters of credit or other indebtedness (including guarantees) for any amount greater than $1,000,000. Since September 30, 1994, neither Parent nor any of the Parent Subsidiaries has incurred any liabilities material to Parent and the Parent Subsidiaries taken as a whole, except (i) liabilities incurred in the ordinary course of business and consistent with past practice, (ii) liabilities incurred in connection with or as a result of the Offer or the Merger or (iii) liabilities disclosed on Schedule 3.06.
                         -------------

          SECTION 3.07.  Absence of Certain Changes or Events.  Since September
                         ------------------------------------
30, 1994, except as contemplated in this Agreement or as specifically disclosed in the Parent SEC Reports or the Tender Offer Statement on Schedule 14D-1 that was originally filed by Parent and Merger Sub with the SEC on October 6, 1994 (as amended to the date hereof) (the "Previous 14D-1") or as appears on Schedule
                                      --------------                    --------
3.07, there has not been:
- - ----

          (a)  any Material Adverse Effect;

          (b) any redemption or other acquisition of Parent Common Stock by Parent or any of the Parent Subsidiaries (other than pursuant to a plan of repurchase under Rule 10b-18 of the Exchange Act) or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to Parent Common Stock;

          (c) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement; or

          (d) any change by Parent in accounting principles or methods except insofar as such change may have been required by a change in generally accepted accounting principles and disclosed in the Parent SEC Reports.

Since September 30, 1994, except as disclosed on Schedule 3.07, the Previous
                                                 -------------
14D-1 or in the Parent SEC Reports, Parent and the Parent Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of Parent and the Parent Subsidiaries taken as a whole.

          SECTION 3.08.  Title to Property.  Parent and the Parent Subsidiaries
                         -----------------
have good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, except where the failure to have such title or rights would not have a Material Adverse Effect.

          SECTION 3.09.  Litigation.  Except as disclosed in the Parent SEC
                         ----------
Reports, the Previous 14D-1, or as disclosed on Schedule 3.09, there are no
                                                -------------
claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of the Parent Subsidiaries, or any properties or rights of Parent or any of the Parent Subsidiaries, before any court, administrative, governmental or regulatory authority or body, domestic or foreign, which are reasonably likely, in the aggregate, to have a Material Adverse Effect or would, and are reasonably likely to, prevent or delay the performance of this Agreement. As of the date hereof, neither Parent nor any of the Parent Subsidiaries nor any of their property is subject to any order, judgment, injunction or decree having a Material Adverse Effect.

          SECTION 3.10.  Financing Arrangements.  Parent and Merger Sub have
                         ----------------------
obtained a commitment letter from Credit Suisse with respect to the financing for the Offer and the Merger (the "Commitment Letter"). The Commitment Letter
                                   -----------------
is in full force and effect on the date of this Agreement, and Parent and Merger Sub know of no reason why the financing contemplated by the Commitment Letter will not be consummated in accordance with its terms.

          SECTION 3.11.  No Prior Activities.  Except for obligations or
                         -------------------
liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

          SECTION 3.12.  Brokers.  No broker, finder or investment banker (other
                         -------
than Gleacher & Co. Inc. ("Gleacher") and Lehman Brothers Inc. ("Lehman
                           --------                              ------
Brothers")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

          SECTION 3.13.  Information in Disclosure Documents; Registration
                         -------------------------------------------------
Statement; Etc.  None of the information supplied by Parent or Merger Sub for
- - ---------------
inclusion in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement")
                                                        ----------------------
and (ii) the joint prospectus/proxy statement of the Company and Parent (the

"Proxy Statement") required to be mailed to the stockholders of
- - ----------------
the Company and Parent in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Parent Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          SECTION 3.14.  Conduct of Business.  Except as disclosed in Schedule
                         -------------------                          --------
3.14 hereto, the business of Parent and each of the Parent Subsidiaries is not
- - ----
being conducted in default or violation of any term, condition or provision of
(i) its respective Articles of Incorporation or Bylaws or similar organizational documents, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which Parent or any of the Parent Subsidiaries is now a party or by which Parent or any of the Parent Subsidiaries or any of their respective properties or assets may be bound, or
(iii) any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Parent or any of the Parent Subsidiaries, except, with respect to the foregoing clauses
(ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.15.  Environment.  (a)  As used herein, the term
                         -----------
"Environmental Laws" means all Federal, state, local or foreign laws relating to
- - -------------------
pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (b) Except as disclosed on Schedule 3.15 hereto, to the knowledge of
                                     -------------
Parent there are, with respect to Parent or any of the Parent Subsidiaries, or any real property currently or formerly owned, leased, or otherwise used by Parent or any of the Parent Subsidiaries, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law or other legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980

("CERCLA") or similar state or local laws, which liabilities, either
- - --------
individually or in the aggregate, would have a Material Adverse Effect.

          SECTION 3.16.  Energy Regulatory Status.  (a)  Each of the operational
                         ------------------------
electric generation facilities ("Plants") owned in whole or part, directly or
                                 ------
indirectly by: (i) Parent, or (ii) any legal entity in which Parent directly or indirectly owns more than 50% of the voting stock or other equity interest, including any partnership in which Parent has an interest, is a "qualifying small power production facility" ("Small Power QF"), as such term is defined in
                                   --------------
the Federal Power Act, as amended ("FPA"), and the regulations thereunder, and
                                    ---
has continuously been in compliance with the requirements for being a Small Power QF since it commenced sales of electricity.

          (b) The owner of each of the Plants under development by Parent or any Parent Subsidiary and located in the United States will, no later than the date operations commence, either qualify as a "qualifying small power producer" or an "exempt wholesale generator" ("EWOG"), as such terms are defined in FPA, the
                               ----
regulations under the FPA, and the Public Utility Holding Company Act of 1935, as amended ("PUHCA").
             -----

          (c) The owner of each of the Plants under development by Parent or any Parent Subsidiary and located outside the United States will, no later than the date operations commence, either qualify as an EWOG or a "foreign utility company", as such term is defined under PUHCA and the regulations thereunder.

          (d) Neither Parent nor any "affiliate" of Parent is a "public utility company" or a "public utility holding company", as such terms are defined in PUHCA and the regulations thereunder, a "public utility" as defined in the FPA and the regulations thereunder, or subject to regulations by any state public utilities commission or similar state regulatory body.

          (e) Each of the Plants obtained any necessary certificates or permits from state regulatory authorities for construction of each of the operational Plants and associated transmission equipment owned by the owners of such Plant, and each other entity constructing, owning or operating any of the foregoing has obtained each required certificate or permit.

          SECTION 3.17.  Employee Benefit Plans; Labor Matters.  (a)  With
                         -------------------------------------
respect to each U.S. or foreign employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined
                                              ---------------------
in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and any executive
          -----
compensation arrangement, whether or not funded, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA, as well as any employee benefit plan that is subject to Section 412 of the Code or Title IV of ERISA and which is maintained or contributed to by any other trade or business (whether or not incorporated) which is treated as a single employer with Parent under Section 414(b), (c), (m) or (o) of the Code (each such trade or business being referred to herein as a "Code Affiliate") (the
                                                      --------------
"Parent Benefit Plans"), Parent has made available to the Company a true and
- - ---------------------
correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Parent Benefit Plan, (iii) each
                               ---
trust agreement relating to such Parent Benefit Plan, (iv) the most recent summary plan description for each Parent Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Benefit Plan subject to Title IV of ERISA, if any, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code and (vii) the most recent annual and periodic accounting of related plan assets, if any.

          (b) With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances, in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which would have a Material Adverse Effect. No claim has been asserted or, to the knowledge of Parent, threatened, by the IRS, the Department of Labor or any participant of a Parent Benefit Plan that Parent or any Parent Subsidiary has, with respect to any Parent Benefit Plan, engaged in or been a party to any "prohibited transaction," as such term is defined in Section 4975 of the Code and Section 406 of ERISA, which would result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by section 4975 of the Code, in each case applicable to Parent, any Parent Subsidiary or any Parent Benefit Plan. Each Parent Benefit Plan intended to qualify under Section 401(a) of the Code does so qualify, and the trusts created thereunder are exempt from tax under Section 501(a) of the Code, and each such Parent Benefit Plan will be amended in the manner required by the Code by December 31, 1994, and has been or will be submitted to the IRS on or prior to March 31, 1995 for a determination letter confirming that such Parent Benefit Plan meets the currently applicable requirements for qualification and exemption from taxation under Section 401(a) and 501(a) of the Code. No Parent Benefit Plan has plan assets invested in any insurance company which is or has been in insolvency proceedings within the last 3 years. No Parent Benefit Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither Parent nor any of the Parent Subsidiaries or Code Affiliates has at any time since 1987 maintained or contributed to any Parent Benefit Plan, including without limitation any "multiemployer plan" (as defined in Section 3(37) of ERISA), which (i) is a "defined benefit plan" (as defined in Section 414(j) of the Code) or (ii) is subject to Title IV of ERISA.

          (c) Except as set forth in Schedule 3.17, neither Parent nor any
                                     -------------
Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or any Parent Subsidiary, no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary and neither Parent nor any Parent Subsidiary knows of any activities or proceedings of any labor union to organize any of their respective employees. As of the date hereof, (i) Parent and all of the Parent Subsidiaries are in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment, (ii) there are no material charges with respect to or relating to Parent or any of the Parent Subsidiaries pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iii) there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to Parent's knowledge, threatened which may interfere with the respective business activities of Parent or the Parent Subsidiaries, except where such non-compliance, charge, dispute, strike or work stoppage would not have a Material Adverse Effect. As of the date hereof, to the knowledge of Parent, none of Parent or any Parent Subsidiary, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of Parent or the Parent Subsidiaries, and there is no charge or complaint against Parent or the Parent Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect.

          SECTION 3.18.  Insurance.  The insurance policies in force at the date
                         ---------
hereof, with respect to the assets, properties or operations of each of Parent and the Parent Subsidiaries are set forth on Schedule 3.18 and are in full force
                                             -------------
and effect with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are customary to protect the properties and business of each of Parent and Parent Subsidiaries.

          SECTION 3.19.  Taxes.  (a)  Except as set forth in Schedule 3.19, and
                         -----                               -------------
except as would not, either individually or in the aggregate, have a Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed with the appropriate governmental authorities all Tax Returns (as defined below) required to be filed by or with respect to the Company and each of the Subsidiaries or their respective operations or assets, and such Tax Returns are true, correct and complete in all material respects and (ii) all Taxes (as defined below) shown to be due on such Tax Returns, all Taxes required to be paid on an estimated or installment basis, and all Taxes required to be withheld with respect to the Parent or any of the Parent Subsidiaries or their respective operations or assets have been timely paid or, if applicable, withheld and paid to the appropriate taxing authority in the manner provided by law, except in each case for such Taxes which are not material in the aggregate.

          (b) Neither Parent nor any of the Parent Subsidiaries has filed a consent to the application of Section 341(f) of the Code.

          (c) No indebtedness of the Parent or any of the Parent Subsidiaries is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

          (d) For purposes of this Agreement, "Taxes" means all taxes, charges,
                                               -----
fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use transfer, payroll, license, ad valorem, value added, withholding, social security, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchises, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments).

          (e) For purposes of this Agreement, "Tax Return" means any return,
                                               ----------
report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

          SECTION 3.20.  Trademarks, Licenses, Patents and Copyrights.  Except
                         --------------------------------------------
as set forth on Schedule 3.20, Parent or the Parent Subsidiaries own or possess
                -------------
adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and proprietary information used or held for use in connection with, and material to, its business as currently being conducted and are unaware of any assertions or claims challenging the validity of any of the foregoing which are reasonably likely to have a Material Adverse Effect; and, to the best knowledge of Parent, the conduct of Parent's business as now conducted or proposed to be conducted does not and will not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others known to the Parent or the Parent Subsidiaries in any way reasonably likely to have a Material Adverse Effect. No material infringement of any proprietary right owned by or licensed by or to Parent or any of the Parent Subsidiaries is known to Parent or any Parent Subsidiary which is reasonably likely to have a Material Adverse Effect.

          SECTION 3.21.  Related Party Transactions.  Except as is set forth in
                         --------------------------
the Parent SEC Reports and the Previous 14D-1, to the knowledge of Parent,

Schedule 3.21 sets forth the material transactions since September 1, 1994
- - -------------
between Parent and the Parent Subsidiaries on the one hand, and (i) an officer or director of Parent or any of the Parent Subsidiaries, (ii) a record or beneficial owner of five percent (5%) or more of the Parent Common Stock, or
(iii) an affiliate of any such officer, director or beneficial owner, on the other hand, other than payment of compensation for services rendered to the Parent and the Parent Subsidiaries in the ordinary course of business.

          SECTION 3.22.  Status of Development and Construction Projects.  To
                         -----------------------------------------------
Parent's knowledge, except as specifically disclosed on Schedule 3.22, the
                                                        -------------
following statements, as applicable, are true and correct as of the date hereof, with respect to each of the following development and construction projects:
Upper Mahiao 120 MW and Mahanagdong 180 MW:

     (i) There is no pending or threatened revocation or loss of such project award, whether as a result of government action or otherwise;

     (ii) The executed power sales contract and construction contract for such project is in full force and effect and there is no oral or written threat to its validity, whether as a result of government action or otherwise;

     (iii) For any project with an executed construction contract, the estimated total capital cost for construction of such project (without well-field development expenses), including any existing or expected change orders, is set forth on Schedule 3.22;
                             -------------

     (iv) The joint venture or partnership or similar agreements with local partners or contractors are in full force and effect and the Parent's percentage equity ownership pursuant to such contracts are as set forth on

     Schedule 3.22, and there is no threat of loss or invalidity to such
     -------------
     contracts, whether as a result of consummating this transaction or otherwise;

     (v) The status of the financing and political risk insurance arrangements for each such project is set forth on Schedule 3.22; and
                                           -------------

     (vi) Parent has not taken any actions which violate the Foreign Corrupt Practices Act ("FCPA") and is not aware of any actions taken by foreign
                     ----
     Parent Subsidiaries or local partners which if taken by a U.S. company would constitute a violation of the FCPA.

          SECTION 3.23.  Status of Operating Projects.  To Parent's knowledge,
                         ----------------------------
as of the date hereof, with respect to each operating project, except as set forth on Schedule 3.23:
         -------------

     (i) Parent is not aware of any event or occurrence which would create a material impairment to the operating performance or a material increase in operating expenses or material non-compliance with regulatory or contractual requirements;

     (ii) Parent and any of the Parent Subsidiaries or joint ventures has not changed in any material adverse respect such project's operating, maintenance reserves or procedures; and

     (iii) Parent is not aware of any events which, with lapse of time or otherwise could reasonably be expected to result in a material impairment to the project's operating performance or a material increase in operating expenses or material non-compliance with regulatory or contractual requirements.


                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth on the Company Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the
                                         ---------------------------
Company hereby represents and warrants to Parent and Merger Sub as follows:

          SECTION 4.01.  Corporate Organization; Subsidiaries.  Each of the
                         ------------------------------------
Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any material necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Material Adverse Effect (as defined below) on the Company. The term "Subsidiary" means any corporation,
                                  ----------
partnership, joint venture or other legal entity of which the Company or, if the context requires, the Surviving Corporation (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, or owns, directly or indirectly, interests such that the holders are generally entitled to vote for the election of 50% of the board of directors or other governing body, of such corporation, partnership, joint venture or other legal entity. When used in connection with the Company or any of its Subsidiaries, the term "Material Adverse Effect" means any change
                                      -----------------------
or effect, when taken together with all other adverse changes and effects relating to the Company and its Subsidiaries, that is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole;

provided, however, that the occurrence of any or all of the following shall not
- - --------  -------
constitute a Material Adverse Effect: (i) any change in any law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any

Subsidiary is bound, (ii) a failure to receive any contract or award for which the Company or any Subsidiary has submitted or will submit a competitive bid,
(iii) the loss of any contract or arrangement (whether by revocation, lapse or invalidity) with respect to a project that the Company or any Subsidiary has under development, other than any such loss related to the Malitbog project or Fish Lake project and other than any such loss resulting from a breach by the Company of the representations and warranties set forth in Sections 4.22 and
4.23 hereof, (iv) an unfavorable ruling by the California Public Utilities Commission with respect to the Company's California plants under the pending Biennial Resource Plan Update, (v) a loss of, or unfavorable ruling in, the Company's pending litigation against Southern California Edison Company, but only insofar as such litigation seeks to increase the energy price payable for deliveries over nameplate capacity and not insofar as any unfavorable ruling affects the validity or enforceability of any contract subject thereto or the enforceability of any material term thereof, (vi) a failure to close any public or private financing of any project in which the Company or any Subsidiary owns a direct or indirect interest (other than as a result of a loss with respect to the Malitbog project or the Fish Lake project or as a result of a breach by the Company of the representation and warranties set forth in Section 4.22 or 4.23 hereof), or (vii) the termination of the employment of any employee, officer, director or consultant of the Company or any Subsidiary. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation or formation of each Subsidiary is set forth in Schedule 4.01 hereto.
                                             -------------

          SECTION 4.02.  Articles of Incorporation and Bylaws.  The Company has
                         ------------------------------------
heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and Bylaws or equivalent organizational documents, each as amended to the date hereof, of the Company, and the Company has made available to Parent such documents with respect to all Subsidiaries. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

          SECTION 4.03.  Capitalization.  As of the date hereof, the authorized
                         --------------
capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock ("Company Preferred Stock"). As
                                                -----------------------
of September 30, 1994, 24,042,915 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Company Preferred Stock were outstanding. As of December 1, 1994, there were 582,478 shares of Company Common Stock reserved for issuance pursuant to options and deferred stock awards granted under the Stock Option Plans or otherwise identified on Schedule 4.03, and there were 996,943 shares of Company
                        -------------
Common Stock reserved for future issuance under the Stock Option Plans. There have been no material changes in the capitalization of the Company since September 30, 1994. Schedule 4.03 separately identifies as of December 1, 1994
                     -------------
the option holders, the number of shares subject to each option held, the exercise
prices, vesting schedules and expiration dates of the outstanding options granted under the Stock Option Plans. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights or other similar obligations.
Except as set forth in this Section 4.03 or on Schedule 4.03, there are not, as
                                               -------------
of the date hereof, any outstanding or authorized subscriptions, options, warrants, convertible securities, calls, rights, commitments to issue or any other agreements of any character relating to the issued or unissued capital stock or other securities of the Company to which the Company is party or by which the Company is bound obligating the Company to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any subscription, option, warrant, call, right, commitment or other such agreement. All the outstanding capital stock or partnership or other equity interest of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed on Schedule 4.01, is owned by the Company
                                          -------------
or a Subsidiary free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances of any nature whatsoever. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary. Except for the Subsidiaries and except as previously disclosed to Parent on the Disclosure Schedule and in the Company SEC Reports (as defined below), the Company does not directly or indirectly own a 50% or greater equity interest in any other corporation, partnership, joint venture or other business association or entity.

          SECTION 4.04.  Authority Relative to this Agreement.  The Company has
                         ------------------------------------
the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's stockholders in accordance with Nevada Law. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          SECTION 4.05.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or any of the Subsidiaries or by which its or any of their property is bound or affected, (ii) violate or conflict with the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any Subsidiary, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of the Subsidiaries pursuant to, any contract, instrument, permit, license or franchise to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or its or any of their property is bound or affected, except as set forth on Schedule 4.05 and except in the case of (i) or
                                 -------------
(iii) for conflicts, violations, breaches or defaults which, in the aggregate, would not have a Material Adverse Effect.

          (b) Except for applicable requirements, if any, of the Exchange Act and filing and recordation of appropriate merger or other documents as required by Nevada Law, and except for any notice, filings, authorizations, consents or approvals which are required because of the regulatory status of the Company or any of its Subsidiaries or facts specifically applicable to them, and except as set forth on Schedule 4.05, the Company is not required to submit any notice,
             -------------
report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as aforesaid, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement.

          SECTION 4.06.  SEC Filings; Financial Statements.  (a)  The Company
                         ---------------------------------
has filed all forms, reports and documents required to be filed with the SEC since January 1, 1992, and has heretofore delivered (or made available) to Parent, in the form filed with the SEC, its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1993 and December 31, 1992, respectively,
(ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1992, and (iii) all other reports or registration statements (including Quarterly Reports on Form 10-Q) filed by the Company with the SEC since January 1, 1992 (collectively, the

"Company SEC Reports").  The Company SEC Reports (i) were prepared in all
- - --------------------
material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

          (b) The consolidated financial statements contained in the Company SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) Except as reflected or reserved against in the consolidated financial statements contained in the Company SEC Reports, and except as set forth on Schedule 4.06, the Company and its Subsidiaries have no liabilities of
         -------------
any nature (whether accrued, absolute, contingent or otherwise) which in the aggregate could have a Material Adverse Effect or any bonds, debentures, notes, letters of credit or other indebtedness (including guarantees) for any amount greater than $1,000,000. Since September 30, 1994, neither the Company nor any of the Subsidiaries has incurred any liabilities material to the Company and the Subsidiaries taken as a whole, except (i) liabilities incurred in the ordinary course of business and consistent with past practice, (ii) liabilities incurred in connection with or as a result of the Offer or the Merger or (iii) liabilities disclosed on Schedule 4.06.
                         -------------

          SECTION 4.07.  Absence of Certain Changes or Events.  Since September
                         ------------------------------------
30, 1994, except as contemplated in this Agreement or as specifically disclosed in the Company SEC Reports or the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 that was originally filed by the Company with the SEC on October 11, 1994 with respect to Parent's previous tender offer (as amended to the date hereof) (the "Previous 14D-9"), or as appears on Schedule
                                  --------------                     --------
4.07, there has not been:
- - ----

          (a)  any Material Adverse Effect;

          (b) any redemption or other acquisition of Company Common Stock by the Company or any of the Subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to Company Common Stock;

          (c) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement;

          (d) any transfer of, or rights granted under, any material leases, licenses, agreements, patents, trademarks, trade names or copyrights other than those transferred or granted in the ordinary course of business and consistent with past practice;

          (e) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any asset of the Company or any of the Subsidiaries that when viewed in the aggregate with all such other encumbrances is material to the business, financial condition or operations of the Company and the Subsidiaries taken as a whole; or

          (f) any change by the Company in accounting principles or methods except insofar as such change may have been required by a change in generally accepted accounting principles and disclosed in the Company SEC Reports.

Since September 30, 1994, except as disclosed on Schedule 4.07, in the Company
                                                 -------------
SEC Reports or the Previous 14D-9, the Company and its Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, the Company has not, since such date, except for the contracts referred to in the Company SEC Reports or as disclosed on Schedule 4.07 or in the Previous 14D-9, made any changes in
             -------------
executive compensation levels (other than increases in the ordinary course of business and consistent with past practice) or in the manner in which other employees of the Company or the Subsidiaries are compensated, paid or agreed to pay any pension, retirement allowance or other employee benefit not required or permitted by the terms of any plan, agreement or arrangement existing on such date to any director, officer or employee, whether past or present, or committed itself to any collective bargaining agreement (except for renewals of existing collective bargaining agreements) or to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, or to amend any of such plans or any of such agreements in existence on such date.

          SECTION 4.08.  Title to Property.   The Company and its Subsidiaries
                         -----------------
have good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, except where the failure to have such title or right would not have a Material Adverse Effect. There are no material mechanics', materialmen's, laborers', employees', suppliers' or other liens arising by operation of law on any of the Company's properties.

          SECTION 4.09.  Litigation.  Except as disclosed in the Company SEC
                         ----------
Reports, the Previous 14D-9 or as disclosed on Schedule 4.09, there are no
                                               -------------
claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, before any court, administrative, governmental or regulatory authority or body, domestic or foreign, which are reasonably likely, in the aggregate, to have a Material Adverse Effect or would, and are reasonably likely to, prevent or delay the performance of this Agreement. As of the date hereof, neither the Company nor any of its Subsidiaries nor any of their property is subject to any order, judgment, injunction or decree, having a Material Adverse Effect.

          SECTION 4.10.  Information in Disclosure Documents.  None of the
                         -----------------------------------
information with respect to the Company or its Subsidiaries to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          SECTION 4.11.  Fairness Opinion.  The Company has received the opinion
                         ----------------
of Goldman Sachs, to the effect that the consideration to be received by the Company's stockholders pursuant to the Offer and the Merger is fair to the stockholders of the Company (other than Parent and its affiliates).

          SECTION 4.12.  Brokers.  No broker, finder or investment banker (other
                         -------
than Goldman Sachs) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent true and complete information concerning the financial arrangements between the Company and Goldman Sachs, pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated hereunder.

          SECTION 4.13.  Takeover Provisions Inapplicable; Rights Agreement
                         --------------------------------------------------
Amendment.  (a) As of the date hereof and at all times on or prior to the
- - ---------
Effective Time, Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of Nevada Law are, and shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement including, without limitation, the pledge of the shares of Company Common Stock acquired in the Offer to the lending institutions providing the financing for the Offer, and the transfer of such shares upon the exercise of remedies under the applicable agreements. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that such sections of Nevada Law are, and shall be, inapplicable to the Offer, the Merger and the transactions contemplated by this Agreement.

          (b) The Board of Directors of the Company has taken all necessary action with respect to the Rights Agreement, such that none of the execution or delivery of this Agreement, the purchase of Shares pursuant to the Offer, the exchange of the Shares for the shares of Parent Common Stock and cash in accordance with this Agreement or any transaction contemplated by this agreement will cause (A) the rights (the "Rights") issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement, (B) Parent, Merger Sub and any of their associates or affiliates (as such terms are defined in the Rights Agreement) to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or (C) the "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) to occur upon any such event.

          SECTION 4.14.  Conduct of Business.  Except as disclosed in Schedule
                         -------------------                          --------
4.14 hereto, the business of the Company and each of the Subsidiaries is not
- - ----
being conducted in default or violation of any term, condition or provision of
(i) its respective Articles of Incorporation or Bylaws or similar organizational documents, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which the Company or any of the Subsidiaries is now a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets may be bound, or
(iii) any Federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of the Subsidiaries, except, with respect to the foregoing clauses (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 4.15.  Environment.  Except as disclosed on Schedule 4.15
                         -----------                          -------------
hereto, to the knowledge of the Company, there are, with respect to the Company or any of its Subsidiaries, or any real property currently or formerly owned, leased, or otherwise used by the Company or any of its Subsidiaries, no past or present violations of Environmental Laws, releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law or other legal liability, including, without limitation, liability under CERCLA or similar state or local laws, which liabilities, either individually or in the aggregate, would have a Material Adverse Effect.

          SECTION 4.16.  Energy Regulatory Status.  (a)  Each of the Plants
                         ------------------------
owned in whole or part, directly or indirectly by: (i) the Company or (ii) any legal entity in which the Company directly or indirectly owns 50% or greater of the voting stock or other equity interest, including any partnership in which the Company has an interest, is a Small Power QF, as such term is defined in the FPA, and the regulations thereunder, and has continuously been in compliance with the requirements for being a Small Power QF since it commenced sales of electricity.

          (b) The owner of each of the Plants under development by the Company or any Subsidiary and located in the United States will, no later than the date operations commence, either qualify as a "qualifying small power producer" or an EWOG, as such terms are defined in the FPA, the regulations under the FPA, and the PUHCA.

          (c) The owner of each of the Plants under development by the Company or any Subsidiary and located outside the United States will, no later than the date operations commence, either qualify as an EWOG or a "foreign utility company", as such term is defined under PUHCA and the regulations thereunder.

          (d) Neither the Company nor any "affiliate" of the Company is a "public utility company" or a "public utility holding company", as such terms are defined in PUHCA and the regulations thereunder, a "public utility" as defined in the FPA and the regulations thereunder, or subject to regulations by any state public utilities commission or similar state regulatory body.

          (e) Each of the Plants obtained any necessary certificates or permits from state regulatory authorities for construction of each of the operational Plants and associated transmission equipment owned by the owners of the Plant, and each other entity constructing, owning or operating any of the foregoing has obtained each required certificate or permit.

          SECTION 4.17.  Employee Benefit Plans; Labor Matters.  (a)  With
                         -------------------------------------
respect to each U.S. or foreign employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined
                                              ---------------------
in Section 3(3) of ERISA) and any executive compensation arrangement, whether or not funded, maintained or contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries could incur liability under Section 4069, 4212(c) or 4204 of ERISA, as well as any employee benefit plan that is subject to Section 412 of the Code or Title IV of ERISA and which is maintained or contributed to by any other trade or business (whether or not incorporated) which is treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code (each such trade or business being referred to herein as a "Code Affiliate") (the "Company
                                                 --------------         -------
Benefit Plans"), the Company has made available to Parent a true and correct
- - -------------
copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA, if any, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under
Section 401(a) of the Code and (vii) the most recent annual and periodic accounting of related plan assets, if any.

          (b) With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which would have a Material Adverse Effect. No claim has been asserted, or, to the knowledge of the Company, threatened by the IRS, the Department of Labor or any participant of a Company Benefit Plan that the Company or any of the Subsidiaries has, with respect to any Company Benefit Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code and Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502 of ERISA or a tax imposed by
Section 4975 of the Code, in each case applicable to the Company, any Subsidiary or any Company Benefit Plan. Each Company Benefit Plan intended to qualify under Section 401(a) of the Code does so qualify, and the trusts created thereunder are exempt from tax under Section 501(a) of the Code, and each such Company Benefit Plan will be amended in the manner required by the Code by December 31, 1994, and has been or will be submitted to the IRS on or prior to March 31, 1995 for a determination letter confirming that such Company Benefit Plan meets the currently applicable requirements for qualification and exemption from taxation under Sections 401(a) and 501(a) of the Code. No Company Benefit Plan has plan assets invested in any insurance company which is or has been in insolvency proceedings within the last 3 years. No Company Benefit Plan subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. Neither the Company nor any of its Subsidiaries or Code Affiliates has at any time since 1987 maintained or contributed to any Company Benefit Plan, including without limitation any "multiemployer plan" (as defined in Section 3(37) of ERISA), which (i) is a "defined benefit plan", (as defined in Section 414(j) of the Code) or (ii) is subject to Title IV of ERISA.

          (c) Except as set forth in Schedule 4.17, (i) neither the Company nor
                                     -------------
any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or its Subsidiaries, (ii) no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries knows of any activities or proceedings of any labor union to organize any of their respective employees. As of the date hereof, the Company and all of its Subsidiaries are in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment, there are no material charges with respect to or relating to the Company or any of its Subsidiaries pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and there is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Company's knowledge, threatened which may interfere with the respective business activities of the Company or its Subsidiaries, except where such noncompliance, charge, dispute, strike or work stoppage would not have a Material Adverse Effect. As of the date hereof, to the knowledge of the Company, none of the Company or any of its Subsidiaries, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its Subsidiaries, and there is no charge or complaint against the Company or its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect.

          (d) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company and its Subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions (which plans, programs, agreements and arrangements are set forth in Schedule 4.17 or have been disclosed in the Company SEC Reports or the Previous 14D-9).

          (e) Except as provided in Schedule 4.17 or as otherwise required by
                                    -------------
Law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

          SECTION 4.18.  Insurance.  The insurance policies in force at the date
                         ---------
hereof, with respect to the assets, properties or operations of each of the Company and the Subsidiaries are set forth on Schedule 4.18 and are in full
                                              -------------
force and effect with reputable insurers in such amounts and insure against such losses and risks (including product liability) as are customary to protect the properties and businesses of each of the Company and the Subsidiaries.

          SECTION 4.19.  Taxes.  (a)  Except as set forth in Schedule 4.19, and
                         -----                               -------------
except as would not, either individually or in the aggregate, have a Material Adverse Effect, (i) the Company and each of the Subsidiaries have timely filed with the appropriate governmental authorities all Tax Returns (as defined below) required to be filed by or with respect to the Company and each of the Subsidiaries or their respective operations or assets, and such Tax Returns are true, correct and complete in all material respects and (ii) all Taxes shown to be due on such Tax Returns and all Taxes required to be withheld with respect to the Company or any of the Subsidiaries or their respective operations or assets have been timely paid or, if applicable, withheld and paid to the appropriate taxing authority in the manner provided by law, except in each case for such Taxes which are not material in the aggregate.

          (b) Neither the Company nor any of the Subsidiaries has filed a consent to the application of Section 341(f) of the Code.

          (c) Except as set forth on Schedule 4.19, no property of either of the
                                     -------------
Company or any of the Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code or property that either of the Company or any of the Subsidiaries will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, in effect immediately before the enactment of the Tax Reform Act of 1986.

          SECTION 4.20.  Trademarks, Licenses, Patents and Copyrights.  Except
                         --------------------------------------------
as set forth on Schedule 4.20, the Company or the Subsidiaries own or possess
                -------------
adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and proprietary information used or held for use in connection with, and material to, its business as currently being conducted and are unaware of any assertions or claims challenging the validity of any of the foregoing which are reasonably likely to have a Material Adverse Effect; and, to the best knowledge of the Company, the conduct of the Company's business as now conducted or proposed to be conducted does not and will not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others known to the Company or the Subsidiaries in any way reasonably likely to have a Material Adverse Effect. No material infringement of any proprietary right owned by or licensed by or to the Company or any of the Subsidiaries is known to the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect.

          SECTION 4.21.  Related Party Transactions.  Except as is set forth in
                         --------------------------
the Company SEC Reports or in the Previous 14D-9, to the Company's knowledge,

Schedule 4.21 sets forth the material transaction since September 1, 1994
- - -------------
between the Company and its Subsidiaries, on the one hand, and (i) an officer or director of the Company or any of its Subsidiaries, (ii) a record or beneficial owner of five percent (5%) or more of Company Common Stock, or (iii) an affiliate of any such officer, director or beneficial owner, on the other hand, other than payment of compensation for services rendered to the Company and its Subsidiaries in the ordinary course of business.

          SECTION 4.22.  Status of Development and Construction Projects.  To
                         -----------------------------------------------
the Company's knowledge, except as specifically disclosed on Schedule 4.22, the following statements, as applicable, are true and correct as of the date hereof with respect to each of the following development and construction projects:
(Malitbog 231 MW, Alto Peak 70 MW, Fish Lake 16 MW and 20MW Salton Sea Unit 1 expansion):

     (i) There is no pending or threatened revocation or loss of such project award, whether as a result of government action or otherwise;

     (ii) The executed power sales contract and construction contract for such project is in full force and effect and there is no oral or written threat to its validity, whether as a result of government action or otherwise;

     (iii) For any project with an executed construction contract, the estimated total capital cost for construction of such project (without well-field development expenses), including any existing or expected change orders is set forth on Schedule 4.22;
                            -------------

     (iv) The joint venture or partnership or similar agreements with local partners or contractors are in full force and effect, and the Company's percentage equity ownership pursuant to such contracts is as set forth on

     Schedule 4.22, and there is no threat of loss or invalidity to such
     -------------
     contracts, whether as a result of consummating this transaction or otherwise;

     (v) The status of the financing and political risk insurance arrangements for each such project is set forth on Schedule 4.22; and
                                           -------------

     (vi) The Company has not taken any actions which violate the FCPA and is not aware of any actions taken by foreign Subsidiaries or local partners which if taken by a U.S. company would constitute a violation of the FCPA.

          SECTION 4.23.  Status of Operating Projects.  With respect to each
                         ----------------------------
operating project, except as set forth on Schedule 4.23:
                                          -------------

     (i) The Company is not aware of any event or occurrence which would create a material impairment to the operating performance or a material increase in operating expenses or material non-compliance with regulatory or contractual requirements;

     (ii) The Company and any of its Subsidiaries or joint ventures have not changed in any material adverse respect such project's operating, maintenance reserves or procedures; and

     (iii) The Company is not aware of any events which, with lapse of time or otherwise, could reasonably be expected to result in a material impairment to the project's operating performance or a material increase in operating expenses or material non-compliance with regulatory or contractual requirements.

                                   ARTICLE V
                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 5.01.  Acquisition Proposals.  The Company will notify Parent
                         ---------------------
immediately if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company, in each case in connection with any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, the Company or any Subsidiary. The Company shall provide a copy of any such written inquiries or proposals to Parent immediately after receipt thereof and thereafter keep Parent and Merger Sub promptly advised of any development with respect thereto.

          SECTION 5.02.  Conduct of Business by the Parties Pending the Merger.
                         -----------------------------------------------------
(I) The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise consent in writing and except as is otherwise permitted hereby, the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company will use its best efforts to preserve substantially intact its business organization, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of Parent:

          (a) (i) issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of its or its subsidiaries' capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock, or any other ownership interest (except with respect to Company Common Stock previously reserved for issuance as disclosed in Section 4.03 hereof); (ii) amend or propose to amend its articles of incorporation or bylaws or equivalent organizational documents; (iii) split, combine or reclassify any of its outstanding common stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to the common stock; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except in the performance of its obligations under existing employee plans; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.02(I)(a);

          (b) (i) acquire (by merger, consolidation, or acquisition of stock, partnership interests or assets) any corporation, partnership or other business organization or division thereof or any other interests in operating properties; (ii) except in the ordinary course of business and in a manner consistent with past practices, and except as set forth on

     Schedule 5.02(I)(b), sell, pledge, lease, transfer, dispose of, or encumber
     -------------------
     or authorize or propose the sale, pledge, lease, transfer disposition or encumbrance of any of its or its Subsidiaries' assets (including intangible assets); (iii) create, incur, assume or guarantee any indebtedness or other similar obligation, or enter into any contract or agreement, except in the ordinary course of business and consistent with past practice, and except as set forth on Schedule 5.02(I)(b); (iv) enter into any new line of
                     -------------------
     business or make any bid or enter into any commitment in respect of any new or proposed projects; (v) prepay or refinance any part of the principal or interest of any existing indebtedness before the due date thereof; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity, except for endorsements in the ordinary course of business in connection with the deposit of items for collection; (vii) make any loans, advances or capital contributions to or investments in any person or entity; (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, material lease or commitment; (ix) make or commit to or guarantee any single capital expenditure or obligations which are not consistent with past practice and currently budgeted; or (x) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.02(I)(b);

          (c) take any action other than in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to the grant of any severance or termination pay (otherwise than pursuant to policies of the Company or any of its Subsidiaries in effect on November 30, 1994) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on November 30, 1994;

          (d) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice) under any of its employee plans to any of its or its subsidiaries' employees, independent contractors or consultants, enter into any new employee plan, any new employment or consulting agreement, grant or establish any new awards under such plan or agreement, or adopt or otherwise amend any of the foregoing;

          (e) take any action except in the ordinary course of business and in a manner consistent with past practice (none of which actions shall be unreasonable or unusual) with respect to accounting policies or procedures (including without limitation its procedures with respect to the payment of accounts payable);

          (f) before the purchase of Company Common Stock pursuant to the Offer and other than pursuant to this Agreement, take any action to cause the shares of its common stock to cease to be listed on the Nasdaq National Market;

          (g) cause or permit any of their current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless forthwith upon notice of such termination, cancellation or lapse, the Company or such Subsidiary used its best efforts to obtain commercially reasonable replacement policies from the same or comparable insurers providing coverage which is the same as or comparable to that provided under the cancelled, terminated or lapsed policies;

          (h) enter into any agreement or transaction with any affiliate of the Company upon terms and conditions less favorable to the Company or such affiliate than could be obtained on an arm's length basis, except for agreements or transactions in the ordinary course of business and consistent with past practice;

          (i) settle any material pending litigation; or

          (j) enter into any oral or written agreement, contract, commitment, arrangement or understanding with respect to any of the foregoing.

Notwithstanding any other term or provision of this Section 5.02(I):

               (i) the Company may close the financing of its Maltibog project without the prior consent of Parent provided that Parent has been
                                              --------
          given the opportunity to review the relevant financing documents and Company has given Parent at least two days' prior notice of the anticipated closing date;

               (ii) the Company may make and commit to ordinary course budgeted operational capital and other expenditures relating to projects in operation or construction without the consent of Parent;

               (iii) the Company may make planned capital and operational expenditures with respect to its Maltibog project, without the consent of Parent;

               (iv) the Company will not make any capital or other expenditures in excess of $500,000 in the aggregate with respect to its Nevada Power Pumped Storage contract, its Alto Peak contract and any other contract related to a development project without prior consultation with Parent and Parent's consent;

               (v) the Company may honor all existing contractual obligations relating to projects in operation or construction without the consent of Parent; and

               (vi) the Company will not incur any additional indebtedness (secured or unsecured) or make new project or capital commitments in excess of $1,000,000 without prior consultation with Parent and Parent's consent.

          (II) Parent covenants and agrees that, between the date of this Agreement and the Effective Time (unless the election contemplated by Section 2.06(b)(i) has been made), unless the Company shall otherwise consent in writing and except as is otherwise permitted hereby, neither Parent nor any of the Parent Subsidiaries shall, directly or indirectly, do any of the following:

          (a) (i) issue or sell, or propose the issuance or sale of, any shares of its or its subsidiaries' capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its subsidiaries' capital stock, or any other ownership interest (except with respect to Parent Common Stock previously reserved for issuance as disclosed in Section 3.03 hereof) if (A) the proceeds of any such issuance or sale ("Proceeds") exceed $50,000,000, and
                                             --------
     (B) such Proceeds are not applied, if necessary, so as to allow Parent to exercise the election contemplated by Section 2.06(b)(i); (ii) split, combine or reclassify any of its outstanding common stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to the common stock; (iii) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except in the performance of its obligations under existing employee plans or pursuant to a repurchase program under Rule 10b-18 promulgated under the Exchange Act; or (iv) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.02(II)(a);

          (b) in the case of Parent, merge or consolidate with or into another person or engage in a recapitalization or other similar extraordinary business transaction;

          (c) make any material change in accounting policies, other than as required by generally accepted accounting principles; or

          (d) enter into any oral or written agreement, contract, commitment, arrangement or understanding with respect to any of the foregoing.

          SECTION 5.03.  No Shopping.  The Company and its Subsidiaries will
                         -----------
not, directly or indirectly, through any officer, director, agent, financial adviser or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any Competing Transaction (as defined below), or participate in any negotiations regarding, or furnish to any other person any information (except for information which has been previously publicly disseminated by the Company in the ordinary course of business) with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. Notwithstanding the foregoing, the parties hereby agree that the Board of Directors of the Company may (i) review and act upon (which actions may include, without limitation, providing confidential information, negotiating a transaction and entering into an agreement for a transaction) an unsolicited proposal by any other person relating to any of the transactions referred to in the preceding sentence, if the Board of Directors determines in good faith, after consultation with and based upon the advice of its financial and legal advisors, that failing to review and act upon such proposal would constitute a breach of fiduciary duty and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and such review, conduct or compliance will not violate this Section 5.03. For purposes of this Agreement, "Competing Transaction" shall mean any of the
                             ---------------------
following involving the Company or any Subsidiary: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of the Company and the Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 50% or more of the Shares or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section
                                 -----
13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the Shares; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.


                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

          SECTION 6.01.  Registration Statement/Proxy Statement.  (a)  As
                         --------------------------------------
promptly as practicable after the consummation of the Offer, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC with respect to such preliminary materials and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall file with the SEC the definitive Proxy Statement and Parent shall file with the SEC the Registration Statement (which shall include the definitive Proxy Statement), and Parent and the Company shall use their best efforts to cause the Registration Statement to become effective and to mail the definitive Proxy Statement to their respective stockholders as soon thereafter as practicable.

          (b) Parent and the Company shall make all necessary filings with respect to the Merger and the Parent Share Proposal under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws and the New York Stock Exchange, Inc. and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

          SECTION 6.02.  Stock Exchange Listing.  Parent shall use its best
                         ----------------------
efforts to list on the NYSE, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

          SECTION 6.03.  Additional Agreements.  The Company, Parent and Merger
                         ---------------------
Sub will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its respective execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees to use all reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

          SECTION 6.04.  Notification of Certain Matters.  The Company shall
                         -------------------------------
give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
           --------  -------
Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.05.  Access to Information.  (a)  From the date hereof to
                         ---------------------
the Effective Time, each of Parent and the Company shall, and shall cause their respective subsidiaries, officers, directors, employees, auditors, attorneys and agents to, afford the officers, employees, auditors, attorneys and agents of the other party (the "Respective Representatives") complete access at all reasonable
                  --------------------------
times and on reasonable notice to its officers, employees, agents, accountants, properties, offices and other facilities and to all books and records, and shall furnish such Respective Representatives with all financial, operating and other data and information and all information relating to the regulatory status of its Plants (whether held by it, a subsidiary, or agents thereof) as the other party, through its officers, employees, agents or accountants, may reasonably request.

          (b) All information obtained by Parent or the Company pursuant to this
Section 6.05 shall be kept confidential in accordance with the confidentiality agreements dated December 4, 1994 between Parent and the Company.

          (c) In the event of the termination of this Agreement, each of Parent and the Company shall, and shall cause its affiliates to, return promptly every document furnished to them by the other party or its Respective Representatives in connection with the transactions contemplated hereby and any copies thereof which may have been made, and shall cause its Respective Representatives to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, other than documents filed with the Commission or otherwise publicly available.

          SECTION 6.06.  Public Announcements.  Parent and the Company shall
                         --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law.

          SECTION 6.07.  Best Efforts; Cooperation.  Upon the terms and subject
                         -------------------------
to the conditions hereof, each of the parties hereto agrees to use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use its best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Exchange Act. The parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

          SECTION 6.08.  Agreement to Defend and Indemnify.  (a)  If any action,
                         ---------------------------------
suit, proceeding or investigation relating hereto or to the transactions contemplated hereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that, subject to the limitations, if any, on indemnification contained in applicable law, the Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each director, officer, employee, fiduciary and agent of the Company or any Subsidiary and their respective subsidiaries and controlled affiliates, including, without limitation, officers and directors serving as such on the date hereof (collectively, the "Indemnified Parties"), from and against any
                                -------------------
costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to any of the transactions contemplated hereby, including without limitation liabilities arising under the Securities Act or the Exchange Act in connection with the Merger. Parent shall cause the Surviving Corporation to continue in effect the indemnification provisions currently provided (or provisions that are no less favorable to the Indemnified Parties than those currently provided) by the Articles of Incorporation, Bylaws or any written indemnification agreement of the Company for a period of not less than six years following the Effective Time. This Section shall survive the consummation of the

Merger. This covenant shall survive any termination of this Agreement pursuant to Section 8.01 hereof. Notwithstanding Section 9.07 hereof, this Section is intended to be for the benefit of and to grant third party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

          (b) Parent shall cause to be maintained in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries with respect to matters occurring prior to the Effective Time; provided,
                                                               --------
however, that Parent may substitute therefor its current policies or other
- - -------
policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties; provided, however, that in no
                                                 --------  -------
event shall Parent be required to expend pursuant to this Section 6.08(b) more than an amount equal to 125% of current annual premiums paid by the Company for such insurance.

          (c) If Parent, the Surviving Corporation or any of either of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of Parent or Surviving Corporation assume the obligations set forth in this Section 6.08.

          SECTION 6.09.  Disposition of Litigation.  (a)  The parties agree to
                         -------------------------
file jointly a stipulation of dismissal without prejudice, or take other reasonable steps necessary to terminate without prejudice, the action entitled

Magma Power Company, et al. v. California Energy Company, Inc., et al., Case No.
- - ----------------------------------------------------------------------
CV-N-94-00719-DWH pending in the United States District Court for the District of Nevada, including any and all claims and counterclaims asserted against the Company, its directors, its officers, Parent and Merger Sub, with each party bearing its own costs and attorneys' fees. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to the Offer or this Agreement, without the prior written consent of Parent.

          (b) The Company will not voluntarily cooperate with any third party that has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Merger Sub to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger, unless failing to so cooperate with such third party or cooperating with Parent or Merger Sub, as the case may be, would constitute a breach of fiduciary duty of the Board of Directors of the Company or otherwise violate any applicable law or rules.

          SECTION 6.10.  Employee Benefits.  (a)  Parent shall cause the
                         -----------------
Surviving Corporation and its Subsidiaries to (x) honor all employment, change in control, deferred compensation, pension, retirement and severance agreements in effect on the date hereof between the Company or one of its Subsidiaries and any employee of the Company or one of its Subsidiaries, or maintained for the benefit of any employee of the Company or one of its Subsidiaries, all of which have been made available to Parent, and (y) honor all bonus determinations for the fiscal year ending December 31, 1994 made by the Company or any of its Subsidiaries prior to the date hereof with respect to the bonus plans and arrangements of the Company and its Subsidiaries.

          (b) For a period of one year commencing on the Effective Time, Parent shall cause the Surviving Corporation to provide active employees of the Company and its Subsidiaries with benefits (including, without limitation, welfare benefits) that are no less favorable, taken as a whole, than the benefits provided under the Company Benefit Plans (other than equity-based plans and bonus plans) as in effect immediately prior to the Effective Time. To the extent that service is relevant for eligibility, vesting or benefit calculations or allowances (including, without limitation, entitlements to vacation and sick days) under any plan or arrangement maintained in order to provide the benefits described in the preceding sentence, such plan or arrangement shall credit employees for service on or prior to the Effective Time with the Company or any of its Subsidiaries.

          (c) Parent shall as promptly as practicable after the Effective Time cause the Surviving Corporation to (or the Company may prior to the Effective
Time) amend each demand note made in favor of the Company by an employee of the Company or one of its Subsidiaries (each of which has been made available to Parent) to provide that (x) such demand note will not be repayable on demand from the Company and (y) upon the involuntary termination without cause of the employment of such employee, all sums owed under such demand note shall be payable in equal quarterly installments over a period of not less than 36 months.

          (d) With respect to each employee of the Company (other than employees of the Company which are parties to a "change in control" or "severance" agreements referred to in the Previous 14D-9) who is, within the one year period following the closing of the Offering, either (i) terminated without cause or
(ii) terminated as a result of a reduction in force, Parent shall cause the Surviving Corporation to make the following payments:

               (1) if, upon the effective date of such employee's termination, such employee has less than one year's service with the Company, a payment equal to three months base salary plus an amount equal to one-fourth of the prior years targeted bonus for such employee, payable in twelve equal installments over the twelve months following such termination; or

     (2) if, upon the effective date of such employee's termination, such employee has one year or more of service with the company, a payment equal to six months base salary plus an amount equal to one-fourth of the prior years targeted bonus for each such employee, payable in twelve equal installments over the twelve months following such termination.

          For the purposes of subclauses (1) and (2), if an employee was not eligible for a bonus in the referenced prior year, then the targeted bonus for the current year shall be used. An employee shall not be eligible for the payments specified in subclauses (1) or (2) if such employee's termination relates to a reduction in force referred to subclause (ii) above and such employee has been offered a comparable position (in terms of compensation) by Parent at any location; provided however, that no such amounts referenced in (1)
                        -------- -------
and (2) will be payable if, in the good faith determination of the Company, the employee's job performance did not merit continued employment or offer of relocation to a comparable position. An employee may not receive the severance payments contemplated by this Section 6.10(d) and also receive any severance payments under the Company's severance policy covered by Sections 6.10(a) and
(b) and identified on a schedule hereto.

          SECTION 6.11.  Certain Action of Parent and Merger Sub.  Promptly
                         ---------------------------------------
following the execution of this Agreement, Parent and Merger Sub shall suspend their solicitation of requests for the call of a special meeting of the Company's stockholders and their solicitation of proxies to elect nominees to the Company's Board of Directors.


                                  ARTICLE VII
                              CONDITIONS OF MERGER

          SECTION 7.01.  Conditions to Obligation of Each Party to Effect the
                         ----------------------------------------------------
Merger. The respective obligations of each party to effect the Merger shall be
- - ------
subject to the following conditions:

          (a) Offer.  Parent shall have made, or caused to be made, the Offer
              -----
and shall have purchased, or caused to be purchased, Shares pursuant to the Offer;

          (b) Company Stockholder Approval.  This Agreement and the transactions
              ----------------------------
contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Common Stock.

          (c) Parent Stockholder Approval.  The Parent Share Proposal shall have
              ---------------------------
been approved by the requisite vote of the holders of Parent Common Stock.

          (d) Stock Exchange Listing.  The Parent Common Stock issuable in the
              ----------------------
Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

          (e) Effectiveness of Registration Statement.  The Registration
              ---------------------------------------
Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

          (f) No Prohibition.  There shall not be in effect (i) any judgment
              --------------
decree or order issued by any Federal, state or local court of competent jurisdiction, or (ii) any statute, rule or regulation enacted or promulgated by any Federal, state, local or legislative, administrative or regulatory body of competent jurisdiction, that in either of cases (i) or (ii) prohibits the consummation of the Merger or makes such consummation illegal.

          SECTION 7.02.  Additional Conditions to Obligations of the Company.
                         ---------------------------------------------------
The obligation of the Company to effect the Merger is also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Effective Time, except to the extent that the failure of such representations and warranties to be so true and correct, individually and in the aggregate, does not have a Material Adverse Effect; provided, however, that any inaccuracy of a
                              --------  -------
     representation or warranty, on the date hereof or at the Effective Time, shall not result in the non-satisfaction of this Section 7.02(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, constitute facts or circumstances having a Material Adverse Effect (it being understood that such facts or circumstances shall be deemed to be so constituted if the particular representation or warranty which is inaccurate contains a Material Adverse Effect standard) or (ii) are clearly intentional misrepresentations; and

          (b) Agreements, Conditions and Covenants.  Parent and Merger Sub shall
              ------------------------------------
     have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

          SECTION 7.03.  Additional Conditions to Obligations of Parent and
                         --------------------------------------------------
Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are
- - ----------
also subject to the following conditions:

     (a) Representations and Warranties.  The representations and warranties of
         ------------------------------
     the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Effective Time, except to the extent that the failure of such representations and warranties to be so true and correct, individually and in the aggregate, does to have a Material Adverse Effect; provided,
                                                                   --------
     however that any inaccuracy of a representation or warranty, on the date
     -------
     hereof or at the Effective Time, shall not result in the non-satisfaction of this Section 7.03(a) unless any such inaccuracy or inaccuracies, either
     (i) individually or in the aggregate, constitute facts or circumstances having a Material Adverse Effect (it being understood that such facts or circumstances shall be deemed to be so constituted if the particular representation or warranty which is inaccurate contains a Material Adverse Effect standard) or (ii) are clearly intentional misrepresentations; and

          (b) Agreements; Conditions and Covenants.  The Company shall have
              ------------------------------------
     performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.

          (c) Funding.  Parent and/or Merger Sub shall have received the
              -------
     proceeds of the financing contemplated by Section 3.10 hereof.


                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01.  Termination.  This Agreement may be terminated at any
                         -----------
time before the Effective Time:

          (a) By mutual consent of the Boards of Directors of Parent and the Company; or

          (b) By the Company or Parent if the Offer shall not have been consummated by February 28, 1995; or

          (c) By the Company or Parent if the Effective Time shall not have occurred on or prior to September 30, 1995; or

          (d) By either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (e) By Parent if (i) the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement or any of the transactions contemplated by this Agreement or shall have resolved to do any of the foregoing, or (ii) the Board of Directors of the Company recommends to the holders of Shares any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement; or

          (f) By Parent if, without the Company's consent, any person has acquired beneficial ownership or the right to acquire beneficial ownership of or any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) has been formed which beneficially owns, or has the right to acquire "beneficial ownership" (as defined in the Rights Agreement) of, more than 10% of the Shares; or

          (g) By the Company or Parent if (i) a corporation, partnership, person or other entity or group shall have made a bona fide offer that the Board of Directors of the Company determines in its good faith judgment and in the exercise of its fiduciary duties, after consultation with and based upon the advice of its financial and legal advisors, is more favorable to the Company's stockholders than the Offer and the Merger or (ii) any person (including, without limitation, the Company or any affiliate thereof), other than Parent or any affiliate of Parent, shall have become the beneficial owner of more than 50% of the then outstanding Shares; or

          (h) By either Parent or the Company if the other party shall have breached this Agreement hereunder in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from the nonbreaching party.

          SECTION 8.02.  Effect of Termination.  In the event of termination of
                         ---------------------
this Agreement as provided in Section 8.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Parent, Merger Sub or the Company, except (i) as set forth in Sections 8.03, 8.04 and
9.01 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

          SECTION 8.03.  Agreement Termination Fee.  (a)  If this Agreement is
                         -------------------------
terminated pursuant to Section 8.01(e) or (g) or terminated by Parent pursuant to Section 8.01(h), the Company shall pay Parent a fee of $8,000,000 plus Parent's actual documented out-of-pocket expenses incurred since September 13, 1994 in connection with this Agreement and the transactions contemplated hereby (including the previous offer referred to in the Previous 14D-9), including, without limitation legal and professional fees and expenses.

          (b) Any payment required to be made pursuant to Section 8.03(a) shall be made not later than one business day after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Parent.

          SECTION 8.04.  Offer Fee.  (a)  If, by December 19, 1994, Parent has
                         ---------
not delivered to the Company either a revised Commitment Letter or definitive loan documentation reflecting the financing contemplated by such Commitment Letter which, in each case (i) do not contain any due diligence conditions regarding Parent and the Company and its Subsidiaries and (ii) have a definition of "material adverse effect" and/or "material adverse change" that substantially conforms in all material respects with the definition of Material Adverse Effect (other than as provided in subclause (i) thereof) contained herein with respect to Parent and the Company, then Parent shall owe the Company a fee of $8,000,000 payable in accordance with and to the extent provided in subsection (b) below.

          (b) The $8,000,000 fee referred to in Section 8.04(a) shall be paid by Parent to the Company only upon (i) termination or expiration of the Offer without Merger Sub having accepted for payment the shares tendered pursuant thereto or (ii) termination of this Agreement pursuant to Section 8.01(b) (collectively, the "Offer Termination Events") unless failure to close the Offer
                    ------------------------
results from one or more of the following:

               (i) A Material Adverse Effect with respect to the Company shall exist or shall have occurred and be continuing on or prior to the relevant Offer Termination Event;

               (ii) The Company shall have materially breached this Agreement and Parent shall have terminated this Agreement under Section 8.01(h), in each case on or prior to the relevant Offer Termination Event; or

               (iii) Generally accepted accounting principles would require a restatement of the Company's audited financial statements contained in the Company SEC Reports.

          (c) Any payment required to be made pursuant to Section 8.04 shall be made not later than one business day after the occurrence of an Offer Termination Event and shall be made by wire transfer of immediately available funds to an account designated by the Company.

                                 ARTICLE IX
                               GENERAL PROVISIONS

          SECTION 9.01.  Non-Survival of Representations, Warranties and
                         -----------------------------------------------
Agreements.  The representations, warranties and agreements in this Agreement
- - ----------
shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Article I and Section 6.08 shall survive the Effective Time indefinitely and those set forth in Sections 6.05(b), 6.05(c), 6.10 and 9.03 shall survive termination indefinitely.

          SECTION 9.02.  Notices.  All notices and other communications given or
                         -------
made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

          (a)  if to Parent or Merger Sub

               California Energy Company, Inc.
               10831 Old Mill Road
               Omaha, Nebraska 68154
               Attention:  Steven A. McArthur, Esq.

                with a copy to:

               Willkie Farr & Gallagher
               One Citicorp Center
               153 East 53rd Street
               New York, New York 10022
               Attention:  Peter J. Hanlon, Esq.

          (b)  if to the Company:

               Magma Power Company
               4365 Executive Drive, Suite 900
               San Diego, California 92121
               Attention:  Jon R. Peele, Esq.

               with a copy to:

               Shearman & Sterling

               555 California Street
               San Francisco, California  94104
               Attention:  Michael J. Kennedy, Esq.

          SECTION 9.03.  Expenses.  Except as is provided in Section 8.03
                         --------
hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          SECTION 9.04.  Certain Definitions.  For purposes of this Agreement,
                         -------------------
the term:  (a) "affiliate" of a person means a person that directly or
                ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "control" (including the terms "controlled by" and "under common
               -------                        -------------       ------------
control with") means the possession, direct or indirect, of the power to direct
- - ------------
or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

          (c) "person" means an individual, corporation, partnership,
               ------
association, trust or any unincorporated organization.

          SECTION 9.05.  Headings.  The headings contained in this Agreement are
                         --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.06.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

          SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries.  This
                         ----------------------------------------------
Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein and for the provisions of Sections 2.10, 6.05 and 6.10 hereof, is not intended to confer upon any other person any rights or remedies hereunder.

          SECTION 9.08.  Waiver.  At any time before the Effective Time, any
                         ------
party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

          SECTION 9.09.  Amendment.  This Agreement may be amended by the
                         ---------
parties hereto by action taken by Parent and Merger Sub, and by action taken by or on behalf of the Company's Board of Directors at any time before the Effective Time, provided, however, that, after approval of the Merger by the
                --------  -------
stockholders of the Company, no amendment may be made which would materially adversely impact the interests of the Company's stockholders or reduce the amount or change the type of consideration into which each Share will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 9.10.  Assignment.  This Agreement shall not be assigned by
                         ----------
operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

          SECTION 9.11.  Governing Law.  This Agreement shall be governed by,
                         -------------
and construed in accordance with, the internal laws of the State of Delaware.

          SECTION 9.12.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts and by facsimile, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              CALIFORNIA ENERGY COMPANY, INC.



                              By: /s/ DAVID L. SOKOL
                                  ----------------------------------------------
                                   Name:  David L. Sokol
                                   Title: Chairman, President and
                                           Chief Executive Officer


                              CE ACQUISITION COMPANY, INC.



                              By: /s/ DAVID L. SOKOL
                                  ----------------------------------------------
                                   Name:  David L. Sokol
                                   Title: Chairman, President and
                                           Chief Executive Officer


                              MAGMA POWER COMPANY



                              By: /s/ RALPH W. BOEKER
                                  ----------------------------------------------
                                   Name:  Ralph W. Boeker
                                   Title: President and Chief Executive
                                           Officer

                                    ANNEX I
                            CONDITIONS TO THE OFFER

Notwithstanding any other provision of the Offer, Merger Sub shall not be required to accept for payment or pay for, or may delay the acceptance for payment of or payment for, tendered Shares, or may, in the sole discretion of Merger Sub, terminate or amend the Offer as to any Shares not then paid for if
(i) at the Expiration Date the Minimum Tender Condition or the Financing Condition shall not have been satisfied or waived, or (ii) on or after December 9, 1994, and at or before the acceptance for payment for any of such Shares, any of the following events shall occur:

          (a) there shall be instituted or pending any action or proceeding by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Merger Sub or any other affiliate of Parent, the consummation by Merger Sub of the Merger or seeking to obtain material damages, (ii) seeking to prohibit the ownership or operation by Merger Sub of all or any material portion of the business or assets of the Company and its subsidiaries or of Merger Sub, or to compel Merger Sub to dispose of or hold separately all or any material portion of the business or assets of Merger Sub or the Company or any of its subsidiaries or seeking to impose any material limitation on the ability of Merger Sub or any other affiliates of Parent to conduct their business or own such assets, (iii) seeking to impose or confirm limitations on the ability of Merger Sub or any other affiliates of Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired by any such person on all matters properly presented to the Company's stockholders, (iv) seeking to require divestiture by Merger Sub or any other affiliates of Parent of any Shares, or (v) seeking any material diminution in the benefits expected to be derived by Merger Sub or any other affiliates of Parent as a result of the transactions contemplated by the Offer or the Merger;

          (b) there shall be any action taken, or any statute, rule, regulation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable (i) to Merger Sub or (ii) to the Offer or the Merger by any court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or to the Merger, which might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c) it shall have been publicly disclosed or Merger Sub shall have otherwise learned that (i) any person, entity (including the Company or any of its subsidiaries) or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired beneficial ownership of more than 20% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any right, option or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% or any class or series of capital stock of the Company (including the Shares) other than acquisitions for bona fide arbitrage purposes only and except as disclosed in a Schedule 13D or 13G on file with the SEC on December 5, 1994 or (ii) any such person, entity or group which before December 5, 1994, had filed such a Schedule with the SEC has acquired or proposes to acquire, through the acquisition of stock, the formation of a group or otherwise, beneficial ownership of an additional 5% or more of any class or series of capital stock of the Company (including the Shares), or shall have been granted any right, option or warrant, conditional or otherwise, to acquire beneficial ownership of an additional 5% or more of any class or series of capital stock of the Company (including the Shares); provided, however, that if such person or group acquired
                        --------  -------
the shares without the Company's consent and the Company has not taken any action under its Rights Plan to exempt such acquisition from the terms thereof, then the foregoing condition shall be inapplicable;

          (d) the Company shall have failed to comply with in any material respect any of its obligations under the Agreement or any representation or warranty of the Company in such Agreement shall not be true and correct in any material respect and such failure to comply or be true and correct shall have a Material Adverse Effect;

          (e) a Material Adverse Effect with respect to the Company shall have occurred;

          (f) this Agreement shall have been terminated in accordance with its terms; or

          (g) the Company's Board of Directors shall have withdrawn, modified or amended in any unfavorable respect its recommendation of the Offer or shall have resolved to do so or shall have entered into an agreement with a third party with respect to a Competing Transaction;

which, in the good faith judgment of Parent and Merger Sub with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by Parent or Merger Sub) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be asserted by Parent or Merger Sub or may be waived by Parent or Merger Sub in whole or in part at any time and from time to time in its sole discretion.

                                      I-2